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                                                                  EXHIBIT 10.21

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                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                   THE SOURCE INFORMATION MANAGEMENT COMPANY,
                             THE SOURCE-CANADA CORP.


                                       AND


                               132127 CANADA INC.



                                 March 19, 1999



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                             EXHIBITS AND SCHEDULES

Exhibit A -- Agreement with Seller Stockholders
Exhibit B -- Allocation Schedule
Exhibit C -- Historical Financial Statements
Exhibit D -- General Conveyance and Assumption of Liabilities
Exhibit E -- January 31, 1999 Balance Sheet & February 28, 1999 Balance Sheet Exhibit F -- Escrow Agreement
Disclosure Schedule -- Exceptions to Representations and Warranties

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into on March 19, 1999, by and between THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation, THE SOURCE-CANADA CORP., an Ontario corporation (collectively "Buyer"), and 132127 CANADA INC., a Canadian corporation ("Seller"). Buyer and Seller are hereinafter collectively referred to as the "Parties."

         This Agreement contemplates a transaction in which Buyer will purchase substantially all of the operating assets of Seller and assume certain designated liabilities reflected on the books of Seller in return for cash.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1   Definitions.

         "Acquired Assets" means all right, title, and interest in and to all of the assets of Seller, including all of its, (a) tangible assets, including any equipment, furniture and fixtures, (b) Intellectual Property and goodwill associated therewith, (c) leases and rights thereunder, (d) agreements, contracts, other similar arrangements, and rights thereunder, (e) accounts, notes, and other receivables, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), in respect of the accounts receivables, (g) customer lists, and (h) Cash; provided, however, that the Acquired Assets shall not include (i) the corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation or (ii) any of the rights of Seller under this Agreement (or under any side


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agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).

         "Affiliate" shall mean any person or entity controlled by, in common control with or controlling Seller.

         "Agreement with Seller Stockholders" means the Agreement with Seller Stockholders entered into concurrently herewith and attached hereto as Exhibit A.

         "Applicable Employee Benefits Laws" means all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Employee Benefit Plans.

         "Assumed Liabilities" means (a) all Liabilities of Seller relating to trade payables and other normal operating liabilities and accruals, as set forth on the face of the Most Recent Balance Sheet, (b) all Liabilities of Seller which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (c) all obligations of Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, (d) Liabilities of Seller in respect of the employees of Seller who are offered and accept employment with the Buyer (the "Engaged Employees"), as well as in respect of employees who are offered, but do not accept employment with the Buyer, for accrued, but unpaid vacation pay, accrued wages, salaries and commissions, including any accrued liabilities of Seller for unemployment insurance, OHIP and Canada Pension Plan premium to the close of business on the day immediately preceding the Closing Date for the most recent periods for which such payments are due, (e) any statutory or common law severance obligation of Seller in respect of any Engaged Employees, resulting from the termination of any Engaged Employee without cause, at that term is defined by statute or common law, (f) all other Liabilities and obligations of Seller set forth in an appendix to the Disclosure Schedule under an

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express statement (that Buyer has initialed) to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed; provided, however, that the Assumed Liabilities shall not include (i) any Liability of Seller for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because Seller is transferring the Acquired Assets, or because Seller has any other deferred gain), (ii) any obligation of Seller to indemnify any Person (including any of Seller Stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise) (iii) any Liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) any Liability or obligation of Seller under this Agreement or the Agreement with Seller Stockholders.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer"  has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in ss.2(d) below.

         "Closing Date" has the meaning set forth in ss.2(d) below.

         "Disclosure Schedule" has the meaning set forth in ss.3 below.

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         "Employee Benefit Plan" means the employee benefit, health, welfare, supplemental unemployment benefit, bonus, severance, pension, profit sharing, deferred compensation, stock, stock appreciation, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the employees or former employees of Seller.

         "Financial Statement" has the meaning set forth in ss.3(g) below.

         "GAAP" means Canadian generally accepted accounting principles as in effect from time to time.

         "GST" means goods and services tax imposed under Part IX of the Excise Tax Act (Canada).

         "Intellectual Property" means (a) all logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all computer software (including data and related documentation) belonging to the Seller and all software under license to Seller to the extent that the same is transferable, including all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in ss.3(g) below.


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         "Most Recent Fiscal Year End" means August 31st 1998.

         "Ordinary Course of Business means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in ss.2(c) below.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Seller Share" means any share of the Capital Stock of Seller.

         "Seller Stockholder" means any person who or which holds any Seller Shares.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.


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         "Tax" means any Canadian provincial, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2   Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this ss.2.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities from and after the Closing. Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of Seller not included within the definition of Assumed Liabilities.

         (c) Purchase Price. As of Closing Date, Buyer shall disburse One Million Five Hundred Two Canadian Dollars (C$1,502,500) (the "Purchase Price") in the following manner:

                  (i) One Million Canadian Dollars (C$1,000,000) to Seller;

                  (ii) Two Hundred Fifty Two Thousand Five Hundred Canadian Dollars (C$252,500) representing payment in full of certain payables to certain Seller

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         Stockholders. The payment required by ss. 2(c)(ii) shall be reduced, on a dollar-for- dollar basis, by any payments made by Seller to a Seller Stockholder since August 31, 1998 in respect of any Seller Stockholder loan to Seller; and

                  (iii) Two Hundred Fifty Thousand Canadian Dollars (C$250,000) shall be deposited in escrow pursuant to the Escrow Agreement, attached as Exhibit F.

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall commence at 9:00 a.m. St. Louis, Missouri time on the date of execution of this Agreement (the "Closing Date").

         (e) Deliveries at the Closing. At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in ss.6(a) below; (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in ss.6(b) below; (iii) Seller will execute, acknowledge (if appropriate), and deliver to Buyer such instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request to fully and effectually transfer the Acquired Assets to the Buyer;
(iv) Buyer will execute, acknowledge (if appropriate), and deliver to Seller an assumption in the form attached hereto as Exhibit D and such other instruments of assumption as Seller and its counsel reasonably may request; and (v) Buyer will deliver to Seller the consideration specified in ss.2(c) above.

         (f) Allocation. The Parties agree to allocate the Purchase Price among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit B.

         (g) Section 22. The Seller and the Buyer shall execute jointly an election in prescribed form under Section 22 of the Income Tax Act (Canada) in respect of the accounts receivables and shall each file such election with their respective tax returns for their respective taxation years that include the Closing Date.

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         (h) GST Election. At the Closing, the Seller and the Buyer shall execute jointly an election under Section 167 of the Excise Tax Act (Canada) to have the sale of the Acquired Assets take place on a GST-free basis under Part IX of the Excise Tax Act (Canada) and the Buyer shall file such election with its GST return for the reporting period in which the sale of the Acquired Assets takes place.

         (i) Employees.

                  (i) The Buyer shall offer employment, as of the Closing Date, to each of the employees of the Seller employed as of the Closing Date on substantially similar terms and conditions as presently exist for such employment (it being understood that Seller will not make any changes in such terms and conditions without prior written consent of the Buyer), including all rights of seniority. The Buyer shall not be obligated to any such employee who refuses the Buyer's offer of employment. The Seller shall render all reasonable assistance to encourage each such employee to accept the Buyer's offer of employment. Seller shall employ all of its employees until the day before the Closing Date except for any employees prior to the Closing Date who (1) are terminated for cause, (2) are terminated with Buyer's consent, which consent shall not be unreasonably withheld, (3) voluntarily resign, (4) retire, or (5) die.

                  (ii) Promptly after the Closing, the Buyer shall establish or cause to be established, at its own expense, with effect as of the Closing Date, a benefit plan ("Buyer's Benefit Plan") to provide benefits substantially identical to the benefits provided by Seller under the Employee Benefit Plan listed on Schedule 3(t) of the Disclosure Schedules (the "Seller's Benefit Plans") in connection with any and all claims of such employees incurred after the Closing Date. Such employees who participate in the Seller's Benefit Plans according to the terms of the Seller's Benefit Plan shall, with effect as of the Closing Date, cease to participate in and accrue

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         benefits under the Seller's Benefit Plan and shall commence participation in and accrue benefits under the Buyer's Benefit Plan in accordance with, and subject to, the membership, eligibility and coverage requirements of the Buyer's Benefit Plan. Such employees who are not participants in the Seller's Benefit Plan as at the Closing Date shall become participants in and accrue benefits under the Buyer's Benefit Plan as and from the Closing Date in accordance with, and subject to, the membership, eligibility and coverage requirements thereof. Buyer's Benefit Plan shall provide that employment with Seller shall be deemed employment with Buyer for the purpose of eligibility and vesting. The Seller shall retain responsibility under the Seller's Benefit Plan for all amounts payable by reason of or in connection with any and all claims incurred by such employees before the Closing Date. For the purposes of this Section 2(i)(ii), a claim shall be deemed to have been incurred on the date of occurrence of an injury, the diagnosis of an illness, or any other event giving rise to such claim or series of related claims.

     3   Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

         (a) Organization of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Seller and Seller Stockholders of Seller have duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

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         (c) Noncontravention. Neither the execution and the delivery of this
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) except as set forth hereinbelow, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Seller does not need to obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         Buyer hereby specifically acknowledges that the agreements summarized in ss.3(c) of the Disclosure Schedule require the consent of the co-contracting party to the assignment of such contracts and Buyer specifically exempts Seller from obtaining such consents.

         (d) Brokers' Fees. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

         (e) Title to Assets. Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it or shown on its Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of such Most Recent Balance Sheet. Without limiting the generality of the foregoing, Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

         (f) Subsidiaries. Seller does not have any Subsidiaries.

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         (g) Financial Statements. Attached hereto as Exhibit C are the reviewed balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended August 31, 1997 and August 31, 1998 (the "Most Recent Fiscal Year End") for Seller (collectively the "Financial Statements"). Also attached as Exhibit E are accurate and complete internal Statement of Income and Balance Sheets as of January 31, 1999 and as of February 28, 1999 (the "February Balance Sheet"), which are materially complete and accurate. The revenues for Seller (i) exceed Seven Hundred Eighty Thousand Canadian Dollars ($780,000) for the twelve month period immediately preceding January 31, 1999, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and (iii) present fairly the revenues of Seller as of such dates.

         (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End:

                  (i) Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving payments by Seller of more than C$15,000 or outside the Ordinary Course of Business;

                  (iii) no party (including Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than C$15,000 to which Seller is a party or by which Seller is bound;


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                  (iv) Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than C$15,000 or outside the Ordinary Course of Business;

                  (vi) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than C$15,000 or outside the Ordinary Course of Business;

                  (vii) Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than C$15,000;

                  (viii) Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than C$15,000 or outside the Ordinary Course of Business;

                  (x) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the charter or bylaws of Seller;


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                  (xii) Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiii) Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xiv) Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xv) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvi) Seller has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvii) Seller has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xviii) Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xix) Seller has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses Seller has incurred or may incur in connection with this Agreement and the transactions contemplated

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         hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                  (xx) Seller has not committed to any of the foregoing; and

                  (xxi) Seller has paid or properly accrued in the Ordinary Course of Business (i) all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay an bonuses, (ii) all sums in respect of the Canada Pension Plan, OHIP and unemployment insurance premiums, and (iii) all other sums due to its employees. All payments described in this section have been properly earned by the appropriate employees.

         (i) Undisclosed Liabilities. Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), for which Buyer may be liable, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (j) Legal Compliance. To Seller's Knowledge, Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of provincial, local and foreign governments (and all agencies thereof), and, to Seller's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

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         (k) Real Property.

                  (i) Seller does not own any real property.

                  (ii) ss.3(k)(ii) of the Disclosure Schedule lists and describes briefly all real property leased to Seller. Seller has delivered to Buyer correct and complete copies of the lease listed in ss.3(k)(ii) of the Disclosure Schedule (as amended to date). With respect to the lease listed in ss.3(k)(ii) of the Disclosure Schedule:

                           (A) the lease is legal, valid, binding, enforceable,
                  and in full force and effect;

                           (B) neither Seller nor, to the Knowledge of Seller,
                  any other party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (C) Seller has not assigned, transferred, conveyed,
                  mortgaged, deeded in trust, or encumbered any interest in the leasehold;

                           (D) the facility leased has received all approvals of
                  governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                           (E) the facility leased is supplied with utilities
                  and other services necessary for the operation of said facilities.


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         (l) Intellectual Property.

                  (i) Seller does not own or use any intellectual property other than the Intellectual Property nor is any other intellectual property necessary for the operation of the business as presently conducted.

                  (ii) To the Knowledge of Seller, Buyer will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

         (m) Contracts. ss.3(m) of the Disclosure Schedule lists the following contracts and other agreements to which Seller is a party and which is to be assumed by Buyer:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of C$15,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to Seller, or involve consideration in excess of C$15,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of C$15,000 or under which Seller has imposed a Security Interest on any of its assets, tangible or intangible;

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                  (v) any agreement concerning confidentiality or
         noncompetition;

                  (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of Seller's current or former directors, officers, and employees;

                  (vii) any collective bargaining agreement;

                  (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of C$15,000 or providing severance benefits;

                  (ix) any agreement under which Seller has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of C$15,000.

         Seller has delivered to Buyer a correct and complete copy of each written agreement listed in ss.3(m) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(m) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above); (C) neither Seller nor, to the Knowledge of Seller, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (n) Notes and Accounts Receivable. All notes and accounts receivable of Seller are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller.

         (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller.

         (p) Insurance. ss.3(p) of the Disclosure Schedule briefly describes each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) currently in force to which Seller is a party, a named insured, or otherwise the beneficiary of coverage.

         (q) Litigation. There is no litigation pending against the Seller.

         (r) Employees. ss.3(r) of the Disclosure Schedule lists all the employees of the Seller as of the date of this Agreement and the age, position, status, length of service, compensation, bonuses and benefits of each of them, respectively. Except as set out in ss.3(r) of the Disclosure Schedule, the Seller is not a party to or bound by any contracts in respect of any employee of the Seller including:

                  (i) Any contracts or arrangements for the employment of an employee of the Seller; or

                  (ii) Any bonus, Employee Benefit Plan or other plans or arrangements providing employee benefits, except for the plans providing employee benefits described in ss.3(t) of the Disclosure Schedule.

No executive, key employee or group of employees of the Seller has advised the Seller of any intent or plan to terminate employment with the Seller. No employees of Seller are residents of the United

States of America. The Seller is in compliance with all applicable employment laws with respect to its Employees.

         (s) Collective Bargaining Agreements.

                  (i) The Seller is not a party to any collective bargaining agreement, contract or legally binding commitment to any trade union or employee organization or group in respect of or affecting employees of the Seller.

                  (ii) The Seller is not currently engaged in any labor negotiation.

                  (iii) The Seller is not a party to any application, complaint or other proceeding under any statute or law.

                  (iv) The Seller is not engaged in any unfair labor practice and the Seller is not aware of any pending or threatened complaint regarding any alleged unfair labor practices.

                  (v) There is no strike, labor dispute, work slow down or stoppage pending or threatened against the Seller.

                  (vi) There is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which is pending or threatened against the Seller.

                  (vii) The Seller is not the subject of any union organization effort.

         (t) Employee Plans.

                  (i) ss.3(t) of the Disclosure Schedule lists the only Employee Benefit Plan (the "Employee Benefit Plan") which is currently maintained by the Seller.

                  (ii) All contributions or premiums required to be made by the Seller under the terms of the of the Employee Benefit Plan or by Applicable Employee Benefits Laws have been made in a timely fashion in accordance with Applicable Employee Benefits Laws and the terms of the Employee Benefit Plan, and the Seller does not have, and as of the Closing Date will not have, any liability with respect to the Employee Benefit Plan (other than liabilities accruing after the Closing Date) other than premiums which are to be paid, and which if not paid have been accured, in the Ordinary Course of Business.

                  (iii) No amendments have been made to the Employee Benefit Plan and no improvements to any Employee Benefit Plan have been promised and no amendments or improvements to an Employee Benefit Plan will be made or promised before the Closing Date.

                  (iv) All employee data necessary to administer each Employee Benefit Plan has been provided by the Seller to the Buyer and is true and correct.

                  (v) No insurance policy or any other contract or agreement affecting any Employee Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

                  (vi) The Employee Benefit Plan is, and has been, operated and administered in all respects in accordance with Applicable Benefit Laws.

                  (vii) The Seller has furnished the Buyer true and complete copies of the Employee Benefit Plan, as amended to the date hereof, together with all related documentation.

         (u) Bonuses. The Seller has not paid any bonus, fee, distribution, remuneration or other compensation to any employee of the Seller (other than salaries, wages or bonuses paid or payable to employees in the ordinary course of business in accordance with current compensation levels and practices as set out in ss.3(r) of the Disclosure Schedule).

         (v) Guaranties. Seller is not a guarantor nor is Seller otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         (w) Certain Business Relationships With Seller. None of Seller Stockholders and their Affiliates has been involved in any business arrangement or relationship with Seller within the past twelve (12) months, and none of Seller Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of Seller.

         (x) Disclosure. The representations and warranties contained in this ss.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not misleading.

     4 Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

         (a) Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (d) Brokers' Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

     5 Closing. The Closing hereunder shall not be effective unless and until the following documents, in a form reasonably acceptable to Seller and Buyer, have been executed by the proper officers or agents of Seller or Buyer and have been delivered to Seller or Buyer, as appropriate:

         (a) An Escrow Agreement;

         (b) A General Conveyance and Assumption of Liabilities Agreement;

         (c) An Opinion of Counsel to Seller;

         (d) An Opinion of Counsel to Buyer;

         (e) Corporate Certificate of Seller; and

         (f) Corporate Certificate of each of Buyer.

     6   Post-Closing Covenants

         (a) Commissions. Buyer shall increase all commissions charged to wholesalers for RDA consulting fees, which are, as of Closing, less than three percent (3%) to three percent (3%) (the "Seller Stockholder Commissions"). The Seller Stockholder Commissions shall (i) not be altered for a period of two (2) years and (ii) for the third year shall increase by a percentage equivalent to the percentage increase of the All Items Canadian Consumer Price Index, published by Statistics Canada, during the period March 1, 1999 to March 1, 2001. Commissions which are currently in excess of three percent (3%) shall not be altered for a period of one (1) year from the Closing Date. Notwithstanding anything contained in this Section 6(a), Buyer shall have the unrestricted right to implement its advance pay procedure with respect to any retailer or wholesaler.

         (b) Accounts Receivables Adjustment. Any receivable referenced in ss.3(g) hereof which is not collected, in excess of the reserve as identified in the February Balance Sheet, in the Ordinary Course of Business, within one hundred twenty (120) days after the Closing shall, upon delivery of written notice by Buyer, be repurchased by Seller at fifty percent (50%) of the cost reflected on the books and records of Seller; provided, however, that after Buyer recovers receivables aggregating One Hundred Thousand Dollars ($100,000), Seller shall, upon delivery of written notice by Buyer, repurchase all remaining receivables at one hundred percent (100%) of the cost reflected on the books and records of Seller. Seller shall pay the amount due for such repurchase within five

(5) business days of the receipt of such notice. Seller shall not have the right or obligation to repurchase any receivable unless written notice is delivered by Buyer pursuant to this section.

     7   Miscellaneous.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in the Agreement With Seller Stockholders.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Buyer will use its reasonable best efforts to advise Seller prior to making the disclosure).

         (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                           If to Seller:
                           Benjamin News Inc.
                           9600 Jean Milot Street
                           LaSalle, Quebec H8R 1X7
                           Attn:    Paul H. Benjamin

                           Copy to:
                           Kaufman Laramee
                           800 Rene Levesque West, Suite 2220
                           Montreal, Quebec H3B1X9
                           Attn:    Barry Mintz

                           If to Buyer:
                           The Source Information Management Company
                           11644 Lilburn Park Road
                           St. Louis, Missouri 63146
                           Attn:  S. Leslie Flegel, Chairman & CEO

                           Copy to:
                           Armstrong Teasdale LLP
                           One Metropolitan Square, Suite 2600
                           St. Louis, Missouri 63102
                           Attn:  John L. Gillis, Jr., Esq.

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Province of Ontario without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Province of Ontario.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its boards of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of Buyer, Seller, and Seller Stockholders will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Seller also agrees that it has not paid any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of Seller and Seller Stockholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in dispute, in addition to any other remedy to which it may be entitled, at law or in equity.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                     THE SOURCE INFORMATION MANAGEMENT COMPANY


                                     By:  /s/ S. Leslie Flegel
                                          --------------------------------------
                                          S. Leslie Flegel
                                          Chairman and Chief Executive Officer


                                     THE SOURCE-CANADA CORP.


                                     By:  /s/ S. Leslie Flegel
                                          --------------------------------------
                                                 S. Leslie Flegel
                                                 Chief Executive Officer



                                     132127 CANADA, INC.


                                     By:  /s/ Paul H. Benjamin
                                          --------------------------------------
                                                 Paul H. Benjamin
                                                 Vice-President